Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 22, 2007, accompanying the financial statements and supplemental information of Future Brands LLC Retirement Savings Plan on Form 11-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Fortune Brands, Inc. Form S-8 (Registration Nos. 333-103735, effective on May 1, 2006 and 333-133712, effective March 11, 2003) and the prospectuses related thereto.

/s/ Grant Thornton LLP

Chicago, Illinois

June 27, 2007